Exhibit 23.1

Webb & Company, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment #4 of our report dated September 23, 2008 relating to the consolidated financial statements of Apextalk Holdings, Inc. and Subsidiary.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
February 3. 2009

1501 Corporate Drive. Suite 150 Boynton Beach, FL 33426

Telephone: (561) 752-1721 • Fax: (561) 734-8562

www.cpawebb.com